WEDDINGCHANNEL.COM, INC. AND SUBSIDIARIES
TABLE OF CONTENTS

Page
Report of Independent Certified Public Accountants	2
Consolidated Financial Statements
Consolidated Balance Sheets as of March 31, 2006 (unaudited) and December 31, 2005 and 2004	3
Consolidated Statements of Operations for the Three Months Ended March 31, 2006 and 2005 (unaudited), and for the Years Ended December 31, 2005, 2004, and 2003	4
Consolidated Statement of Stockholders' Equity/(Deficit) for the Three Months Ended March 31, 2006 (unaudited) and for the Years Ended December 31, 2005, 2004 and 2003	5
Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2006 and 2005 (unaudited), and for the Years Ended December 31, 2005, 2004, and 2003	6
Notes to Consolidated Financial Statements	7

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
WEDDINGCHANNEL.COM, INC. AND SUBSIDIARIES

      We have audited the accompanying consolidated balance sheets of WeddingChannel.com, Inc. and Subsidiaries (the “Company”) as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the Auditing Standards Board of the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WeddingChannel.com, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Los Angeles, California
May 25, 2006

WEDDINGCHANNEL.COM, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

		As of December 31,
	As of March 31, 2006	2005	2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,895	$5,531	$12,350
Accounts receivable, net	2,553	2,321	1,738
Inventory	335	370	304
Prepaid expenses	467	115	19
Current assets of discontinued operations	1,098	1,551	1,393

Total current assets	16,348	9,888	15,804
Property and equipment, net	3,689	3,341	1,252
Investments in unconsolidated affiliates	148	2,517	3,022
Other assets	96	96	75

Total assets	$20,281	$15,842	$20,153

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,917	$3,040	$3,020
Deferred revenue	1,280	873	613
Current liabilities of discontinued operations	1,417	1,090	1,363

Total current liabilities	4,614	5,003	4,996

Minority interest	250	250	—
Commitments and Contingencies
Stockholders' equity:
Common stock $0.0001 par value; 180,000,000 shares authorized for March 31, 2006, December 31, 2005 and 2004; 16,574,708, 16,086,496 and 16,262,721 shares issued and outstanding at March 31, 2006, December 31, 2005 and 2004, respectively, as adjusted for reverse stock split (see Note 6)	2	2	2
Convertible preferred stock $0.0001 par value; 133,844,083 shares authorized at March 31, 2006, December 31, 2005 and 2004; 84,462,113 shares issued and outstanding at March 31, 2006, December 31, 2005 and 2004; aggregated liquidation preference $40,000,000 at March 31, 2006, December 31, 2005 and 2004	8	8	8
Additional paid-in capital	195,122	195,155	195,400
Deferred compensation	—	(85)	(170)
Advertising credits from investors	(776)	(1,213)	(3,539)
Accumulated deficit	(178,939)	(183,278)	(176,544)

Total stockholders' equity	15,417	10,589	15,157

Total liabilities and stockholders' equity	$20,281	$15,842	$20,153

The accompanying notes are an integral part of these consolidated statements.

WEDDINGCHANNEL.COM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)
Revenues:
Registry	$1,647	$1,545	$9,102	$8,154	$7,687
Sponsorship and advertising	1,956	1,277	5,842	5,034	4,723
Merchandising	1,423	1,209	5,357	4,996	2,860
Other	3	—	1,287	1,045	1,012

Total revenue	5,029	4,031	21,588	19,229	16,282
Operating expenses:
Cost of goods sold	901	684	4,349	3,625	2,463
Payroll and related expenses	2,756	2,403	9,589	7,968	7,676
Technology expenses	98	66	350	441	170
Content development expenses	26	14	112	43	52
Sales and marketing expenses	784	521	3,538	2,365	3,088
General and administrative expenses	635	1,651	6,988	6,148	1,748
Depreciation and amortization expense	292	114	703	122	361

Total operating expenses	5,492	5,453	25,629	20,712	15,558

Loss from continuing operations	(463)	(1,422)	(4,041)	(1,483)	724
Gain on sale of Pictage	6,469	—	—	—	—
Other loss, net	(322)	(250)	(279)	245	102

Income (Loss) from continuing operations	5,684	(1,672)	(4,320)	(1,238)	826
Loss from discontinued operations	(1,345)	(501)	(2,414)	(2,038)	(1,008)

Net income (Loss)	$4,339	$(2,173)	$(6,734)	$(3,276)	$(182)

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.05	$(0.10)	$(0.26)	$(0.08)	$0.04
Loss from discontinued operations	$(0.01)	$(0.03)	$(0.15)	$(0.12)	$(0.05)

Net income (loss) per common share	$0.04	$(0.13)	$(0.41)	$(0.20)	$(0.01)

Diluted income (loss) per common share:
Income (loss) from continued operations	$0.05	$(0.10)	$(0.26)	$(0.08)	$0.04
Loss from discontinued operations	$(0.01)	$(0.03)	$(0.15)	$(0.12)	$(0.05)

Net income (loss)	$0.04	$(0.13)	$(0.41)	$(0.20)	$(0.01)

Weighted average common shares outstanding:
Basic	100,648	16,280	16,289	16,262	18,625
Diluted	100,648	16,280	16,289	16,262	18,625

The accompanying notes are an integral part of these consolidated statements.

WEDDINGCHANNEL.COM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY/(DEFICIT)
Three Months Ended March 31, 2006 (unaudited) and
Years Ended December 31, 2005, 2004 and 2003
(in thousands, except share data)

	Common Stock		Preferred Stock
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Deferred Compensation	Advertising Credits from Investors	Accumulated Deficit	Total
Balance at December 31, 2003	18,655,872	$2	84,462,113	$8	$195,057	$—	$(4,929)	$(173,268)	$16,870
Adjustment for reverse stock split (Note 6)	(12,451,451)	(1)	—	—	1	—	—	—	—
Use of advertising credits	—	—	—	—	—	—	1,390	—	1,390
Issuance of restricted stock	10,058,300	1	—	—	342	(342)	—	—	1
Stock based compensation	—	—	—	—	—	172	—	—	172
Net loss	—	—	—	—	—	—	—	(3,276)	(3,276)

Balance at December 31, 2004	16,262,721	2	84,462,113	8	195,400	(170)	(3,539)	(176,544)	15,157
Stock options exercised	150,807	—	—	—	5	—	—	—	5
Use of advertising credits	—	—	—	—	—	—	2,326	—	2,326
Repurchase of unvested restricted common stock at par	(327,032)	—	—	—	—	—	—	—	—
Contribution of capital to minority interest holder for formation of Family Skills	—	—	—	—	(250)	—	—	—	(250)
Stock based compensation	—	—	—	—	—	85	—	—	85
Net Loss	—	—	—	—	—	—	—	(6,734)	(6,734)

Balance at December 31, 2005	16,086,496	2	84,462,113	8	195,155	(85)	(1,213)	(183,278)	10,589
Stock options exercised (unaudited)	488,212	—	—	—	16	—	—	—	16
Use of advertising credits (unaudited)	—	—	—	—	—	—	437	—	437
Reclassification of deferred compensation to additional paid in capital upon adopting SFAS 123(R) (unaudited)	—	—	—	—	(85)	85	—	—	—
Stock-based employee compensation expense determined under fair value based method for awards granted prior to January 1, 2006 (unaudited)	—	—	—	—	36	—	—	—	36
Net income (unaudited)	—	—	—	—	—	—	—	4,339	4,339

Balance at March 31, 2006 (unaudited)	16,574,708	$2	84,462,113	$8	$195,122	$—	$(776)	$(178,939)	$15,417

The accompanying notes are an integral part of this consolidated statement.

WEDDINGCHANNEL.COM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)
Cash flows from operating activities:
Net income (loss) from continuing operations	$5,684	$(1,672)	$(4,320)	$(1,238)	$826
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	292	114	704	122	361
Use of advertising credit	437	344	2,326	1,390	2,618
Stock based compensation	36	21	85	(170)	—
Allowance for doubtful accounts	—	—	—	21	30
Loss (income) from minority interest	250	300	505	(97)	—
Gain from sale of unconsolidated affiliate	(6,469)	—	—	—	—
Change in current asset and liabilities:
Accounts receivable	(233)	(247)	(582)	(663)	320
Inventory	35	93	(67)	(251)	79
Prepaid expenses	(352)	(128)	(96)	94	48
Other assets	—	0	(21)	(50)	—
Accounts payable and accrued expenses	(1,123)	107	20	1,119	39
Deferred revenue	407	414	260	(206)	(1,273)

Net cash (used in) provided by operating activities	(1,036)	(654)	(1,186)	71	3,048

Cash flows from investing activities:
Cash received from sale of Pictage	8,588	—	—	—	—
Cash paid for investment in affiliates	—	—	—	(2,925)	—
Capital expenditures	(640)	(280)	(2,793)	(1,320)	(61)

Net cash provided by (used in) investing activities	7,948	(280)	(2,793)	(4,245)	(61)
Cash flows from financing activities:
Proceeds from issuance of common stock	—	—	—	342	—
Proceeds from stock options exercised	16	1	5	—	1

Net cash provided by financing activities	16	1	5	342	1

Cash flows of discontinued operations:
Operating cash flows	(564)	(724)	(2,845)	(1,395)	(1,067)

Net cash from discontinued operations	(564)	(724)	(2,845)	(1,395)	(1,067)

Net increase (decrease) in cash and cash equivalents	6,364	(1,657)	(6,819)	(5,227)	1,921
Cash and cash equivalents at beginning of year	5,531	12,350	12,350	17,577	15,656

Cash and cash equivalents at end of year	$11,895	$10,693	$5,531	$12,350	$17,577

The accompanying notes are an integral part of these consolidated statements.

WEDDINGCHANNEL.COM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Three Months ended March 31, 2006 and 2005 (unaudited) and
Years ended December 31, 2005, 2004 and 2003

Note 1—Organization and Nature of Operations

      Wedcom Inc. was incorporated in December 1996 in the state of Delaware. In July 1997, Wedcom Inc. launched a website for the purpose of providing wedding-related information under the domain name www.weddingchannel.com. In April 2000, Wedcom Inc. merged with Della.Com, Inc. (“Della”), a California corporation in a similar line of business as Wedcom Inc. In connection with the merger, the merged company was renamed WeddingChannel.com, Inc. (the “Company”). The Company has a wholly-owned subsidiary, WeddingBells Publications, Inc., that was formed in April 2001 and a majority-owned subsidiary, Family Skills, Inc., that was formed in May 2005. In March 2006, the Company's Board of Directors approved a plan to discontinue the operations of WeddingBells Publications, Inc. (See Note 3).

      In May 2005, the Company funded the formation of Family Skills, Inc. (“Family Skills”). In connection with the formation, the Company paid $1,000,050 in cash in exchange for 500,000 shares of Common Stock and 950,863 shares of Series A Preferred Stock of Family Skills representing 74.37% of the outstanding equity of Family Skills. The minority holder contributed $50 in cash in exchange for 500,000 shares of Common Stock representing 25.63% of the outstanding equity of Family Skills. The Company accounted for this transaction under Financial Accounting Standards Board (FASB) Interpretation No. 141, “Business Combinations.”

Note 2—Summary of Significant Accounting Policies

Principles of Consolidation

      The consolidated financial statements include the accounts of the Company, its wholly-owned and majority-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. Investments in unconsolidated affiliates are accounted for using the equity method.

Unaudited Interim Financial Information

      The accompanying unaudited interim consolidated balance sheet as of March 31, 2006, the consolidated statements of operations for the three months ended March 31, 2006 and 2005, the consolidated statements of cash flows for the three months ended March 31, 2006 and 2005, and the consolidated statement of stockholders' equity for the three months ended March 31, 2006 are unaudited. These unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America.

      In the opinion of the management, the unaudited interim consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments necessary for the fair presentation of the Company's consolidated statement of financial position at March 31, 2006, its results of operations and its cash flows for the three months ended March 31, 2006 and 2005. The results of operations for the three months ended March 31, 2006 are not necessarily indicative of the results to be expected for the year ending December 31, 2006.

Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the recorded amounts of revenues and expenses, and disclosure

WEDDINGCHANNEL.COM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Three Months ended March 31, 2006 and 2005 (unaudited) and
Years ended December 31, 2005, 2004 and 2003

of contingent assets and liabilities. Actual results could differ materially from those estimates. Significant estimates include the allowance for doubtful accounts and deferred tax valuation allowance.

Revenue Recognition

Registry

      Registry revenues include commissions earned from transactions facilitated by the Company's website and from developing certain software products. Commissions and fees earned through the Company's website are recognized when the item is sold by the third-party sellers and collection is reasonably assured.

Sponsorship and Advertising

      The Company's advertising revenues are derived principally from short-term advertising contracts. Advertising revenues are recognized ratably over the term of the underlying contract.

      Sponsorship revenues are derived principally from contracts designed to integrate advertisers within specific areas of the Company's websites or within certain online editorial content. Sponsors can promote products or services within such areas or content.

      Online advertising revenues are derived principally from short-term contracts that typically range from one month up to one year. These contracts include online banner advertisements, direct e-mail marketing, and online listings for local wedding vendors.

      Certain online sponsorship and advertising contracts provide for the delivery of a minimum number of impressions. Impressions are the featuring of a sponsor's advertisement, banner, link, or other form of content on the Company's websites. To date, the Company has recognized sponsorship and advertising revenues over the duration of the contracts on a straight-line basis. To the extent that minimum guaranteed impressions are not met, the Company is generally obligated to extend the period of the contract until the guaranteed impressions are achieved and would defer and recognize the corresponding revenues over the extended period.

Merchandising

      Revenues from product sales, net of any discounts or reserves, are recognized when the products are shipped to customers.

Deferred Revenue

      Deferred revenue represents payments received or billings in excess of revenue recognized related to registry, sponsorship and advertising services.

Fair Value of Financial Instruments

      The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate fair value due to the short-term nature of these instruments.

Cash Equivalents

      The Company considers those investments that are highly liquid, readily convertible to cash and that mature within three months from the original date of purchase as cash equivalents.

WEDDINGCHANNEL.COM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Three Months ended March 31, 2006 and 2005 (unaudited) and
Years ended December 31, 2005, 2004 and 2003

Allowance for Doubtful Accounts

      The Company makes judgments as to its ability to collect outstanding receivables and provides allowances for the portion of receivables when collection becomes doubtful. Provisions are made based upon a specific review of all significant outstanding invoices. The Company continuously monitors payments from customers and maintains allowances for doubtful accounts for estimated losses in the period in which they become known.

      If the historical data used to calculate the allowance provided for doubtful accounts does not reflect the future ability to collect outstanding receivables, additional provisions for doubtful accounts may be needed and the future results of operations could be materially affected. In recording any additional allowances, a respective charge against income is reflected in the general and administrative expenses, and would reduce the operating results in the period in which the increase is recorded.

      Allowance for doubtful accounts was $19,000, $19,000 and $0 as of March 31, 2006, December 31, 2005 and 2004, respectively.

      The Company estimates the portion of its outstanding receivables that are uncollectible based on aging schedules. Based on historical experience, uncollectibility is estimated as an increasing percentage of each aging category. Additionally, the Company records an allowance for specific customers if circumstances indicate non-collectibility.

Inventory

      Inventory consists of wedding supplies sold through its website. Inventory costs are determined principally by using the average cost method and are stated at the lower of cost or net realizable value. The Company regularly reviews inventory quantities on hand, future purchase commitments with suppliers, and the estimated utility of inventory. If the Company's review indicates a reduction of utility below carrying value, it reduces its inventory level to new cost basis.

Property and Equipment

      Property and equipment are stated at historical cost. Depreciation is calculated using the straight-line method based upon estimated useful lives, which range from three to five years. Leasehold improvements are recorded at historical cost. Depreciation of leasehold improvements is calculated using the straight-line method over the shorter of the term of the related lease or estimated useful lives of the assets.

Software Development Costs

      The costs of computer software developed or obtained for internal use are being amortized over their estimated useful lives, which have been determined by management as three years. Amortization of software development costs begins when the software is ready for its intended use.

Income Taxes

      The Company records deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

WEDDINGCHANNEL.COM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Three Months ended March 31, 2006 and 2005 (unaudited) and
Years ended December 31, 2005, 2004 and 2003

      The Company maintains a valuation allowance on the portion of deferred tax assets for which it is more likely than not that the Company will not realize the benefits of these tax assets in future tax periods. The valuation allowance is based on estimates of future taxable income by tax jurisdiction in which the Company operates, the number of years over which the deferred tax assets will be recoverable, and scheduled reversals of deferred tax liabilities.

Advertising Costs

      The Company expenses advertising costs as incurred. For the three months ended March 31, 2006 and 2005, and for the years ended December 31, 2005, 2004 and 2003, the Company incurred advertising costs of $543,000, $417,000, $2.8 million, $1.7 million and $2.7 million, respectively. Included in the advertising costs is a non-cash advertising credit. For the three months ended March 31, 2006 and 2005, and for the years ended December 31, 2005, 2004 and 2003, total amount of the non-cash advertising credit recognized was $437,000, $344,000, $2.3 million, $1.4 million and $2.6 million, respectively.

Shipping Costs

      In accordance with the Emerging Issues Task Force (“EITF”) Issue No. 00-10 “Accounting for Shipping and Handling Fees and Costs” shipping and handling costs billed to customers are included in sales and the related costs are included in cost of sales. Shipping and handling costs are charged to expense as incurred. Total shipping costs of approximately $122,000, $71,000, $447,000, $369,000, and $190,000 were included in the costs of sales for the three months ended March 31, 2006 and 2005, and for the years ended December 31, 2005, 2004 and 2003, respectively.

Stock-Based Compensation

      WeddingChannel.com had the following two stock options plan which shares were available for grant at March 31, 2006: the 1996 Stock Plan (the “1996 Plan”) and the 1999 Omnibus Stock Incentive Plan (the “1999 Plan”). Family Skills had the following stock option plan which shares were available for grant at March 31, 2006: the 2005 Stock Incentive Plan (the “Plan”), which was established in May 2005.

      Effective January 1, 2006, the Company adopted SFAS No. 123(R), Share-Based Payment, using the modified prospective method. Under this method, previously reported amounts are not restated. SFAS No. 123(R) requires the measurement of compensation expense for all stock awards granted to employees and non-employee directors at fair value on the date of grant and recognition of compensation expense over the related service periods for awards expected to vest. Under the modified prospective method, the Company recognizes compensation expense for all stock awards granted after December 31, 2005, and for awards granted prior to January 1, 2006 that remained unvested as of that date or which may be subsequently modified. There were no options granted or modified during the three month period ended March 31, 2006. Additionally, the Company has eliminated its deferred compensation balance against additional paid in capital and will recognize compensation cost over the remaining service period for the portion of awards for which the requisite service period had not been rendered and remained outstanding as of January 1, 2006. The compensation cost for these awards has been based on the grant date fair value, as calculated for the pro-forma disclosures previously required by Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.”

      Prior to January 1, 2006, the Company accounted for grants under the stock option plan using the intrinsic value-based method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, and adopting the

WEDDINGCHANNEL.COM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Three Months ended March 31, 2006 and 2005 (unaudited) and
Years ended December 31, 2005, 2004 and 2003

disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation-Transaction and Disclosure. During the years ended December 31, 2005, 2004 and 2003, the Company granted 464,000, 10,018,844 and 16,629 stock options with a weighted average fair value of $0.03, $0.03 and $0.25 per option, respectively.

      The adoption of SFAS 123(R) as of January 1, 2006 resulted in an increase to stock-based compensation and a decrease to net income of $15,000 for the three months ended March 31, 2006. There was no impact on basic or diluted earnings per share.

      There is no pro forma presentation for the three months ended March 31, 2006 as the Company adopted SFAS 123(R) as of January 1, 2006. The following table illustrates the effect of net loss per share for the three months ended March 31, 2005 and the years ended December 31, 2005, 2004, and 2003 if the Company had recognized compensation expense for all stock-based payments, which primarily consisted of stock options to employees based on their fair values (in thousands):

		For the Years Ended December 31,
	For the Three Months Ended March 31, 2005	2005	2004	2003
	(unaudited)
Net loss as reported	$(2,173)	$(6,734)	$(3,276)	$(182)
Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(14)	(58)	(44)	(807)

Pro forma net loss	$(2,187)	$(6,792)	$(3,320)	$(989)
Loss per common share:
Basic and diluted—as reported	$(0.13)	$(0.41)	$(0.20)	$(0.01)
Basic and diluted—pro forma	$(0.13)	$(0.42)	$(0.20)	$(0.05)
Weighted average shares:
Basic and diluted—as reported	16,280	16,289	16,262	18,625
Basic and diluted—pro forma	16,280	16,289	16,262	18,625

      The fair value of the Company's common stock, and the fair value of the stock options granted is determined using the Black-Scholes valuation model, which is consistent with the Company's valuation techniques previously utilized for options in footnote disclosures required under SFAS No. 123 and SFAS No. 148. The Company will continue to recognize stock-based compensation for service-based graded-vesting stock awards granted prior to January 1, 2006 using the accelerated method prescribed by Financial Accounting Standards Board (“FASB”) Interpretation No. 28. The fair value of stock options on the date of the grant during the years ended December 31, 2005, 2004 and 2003 using the Black-Scholes option pricing included the following weighted average assumptions:

	For the Years Ended December 31,
	2005	2004	2003
Expected term	7 years	7 years	10 years
Interest rate	3.85%	3.08%	4.53%
Volatility	80%	80%	80%
Dividends	—	—	—

WEDDINGCHANNEL.COM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Three Months ended March 31, 2006 and 2005 (unaudited) and
Years ended December 31, 2005, 2004 and 2003

      For Family Skills, Inc., during the three months ended March 31, 2006, there were no stock options granted. During the year ended December 31, 2005, the Company granted 132,000 stock options with a weighted average fair value of $0.30 per option. The fair value of stock options on the date of grant during the year ended December 31, 2005 using the Black-Scholes option pricing included the following weighted average assumptions:

For the Year Ended December 31, 2005
Expected term	7 years
Interest rate	3.85%
Volatility	0%
Dividends	—

      There was no forfeiture rate prior to the adoption of SFAS 123(R) as forfeitures were recognized as incurred.

Concentrations

      Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents, and trade accounts receivable. At times, cash is deposited with high-credit, quality financial institutions and may exceed FDIC insured limits. The Company's accounts receivable are generally unsecured and are derived from revenue earned from customers located in the U.S. and are denominated in U.S. dollars.

      For the three months ended March 31, 2006 and 2005, one customer represented 29% and 26% of total revenues, respectively. For the years ended December 31, 2005, 2004 and 2003, one customer represented 31%, 30% and 31% of total revenues, respectively.

Long-Lived Assets

      The Company evaluates the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. There was no impairment loss as of March 31, 2006, December 31, 2005 and December 2004, respectively.

Net Income (Loss) Per Common Share

      The Company computes income (loss) per share in accordance with SFAS No. 128, “Earnings per Share.” Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding during the reporting period. Diluted loss per share adjusts basic loss per share for the effects of stock options, restricted common stock, warrants and other potentially dilutive financial instruments, only in the periods in which such effect is dilutive. In addition, the Company adopted EITF No. 03-6 “Participating Securities and the Two-Class Method Under FASB Statement No. 128” on January 1, 2006. In accordance with EITF No. 03-6, the Company determined that all of its convertible preferred stock were participating securities and therefore required to be included in the weighted average basic shares if dilutive. Diluted net income per common share reflects the effects of potentially dilutive securities.

WEDDINGCHANNEL.COM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Three Months ended March 31, 2006 and 2005 (unaudited) and
Years ended December 31, 2005, 2004 and 2003

      The following is a reconciliation of the number of shares (denominator) used in the basic and diluted income (loss) per share computation for the three months ended March 31, 2006 and 2005, and for the years ended December 31, 2005, 2004 and 2003:

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)
	(in thousands)
Basic income (loss) per share computation:
Numerator:
Reported income (loss) from continuing operations	$5,684	$(1,672)	$(4,320)	$(1,238)	$826
Reported loss from discontinued operations	(1,345)	$(501)	(2,414)	(2,038)	(1,008)

Total net income (loss)	4,339	(2,173)	(6,734)	(3,276)	(182)
Denominator:
Weighted average common shares outstanding	16,186	16,280	16,289	16,262	18,625
Dilutive effect of preferred shares	84,462	—	—	—	—

Total shares	100,648	16,280	16,289	16,262	18,625
Basic net income (loss) per share from continuing operations	$0.05	$(0.10)	$(0.26)	$(0.08)	$0.04

Basic net loss per share from discontinued operations	$(0.01)	$(0.03)	$(0.15)	$(0.12)	$(0.05)

Total net income (loss) per share	$0.04	$(0.13)	$(0.41)	$(0.20)	$(0.01)

Diluted income (loss) per share computation:
Numerator:
Reported income (loss) from continuing operations	$5,684	$(1,672)	$(4,320)	$(1,238)	$826
Reported loss from discontinued operations	(1,345)	(501)	(2,414)	(2,038)	(1,008)

Total net income (loss)	4,339	(2,173)	(6,734)	(3,276)	(182)
Denominator:
Weighted average common shares outstanding	16,186	16,280	16,289	16,262	18,625
Dilutive effect of preferred stock	84,462	—	—	—	—

Total shares	100,648	16,280	16,289	16,262	18,625
Diluted net income per share from continuing operations	$0.05	$(0.10)	$(0.26)	$(0.08)	$0.04

Diluted net loss per share from discontinued operations	$(0.01)	$(0.03)	$(0.15)	$(0.12)	$(0.05)

Total net income (loss) per share	$0.04	$(0.13)	$(0.41)	$(0.20)	$(0.01)

      For the three months ended March 31, 2005, and for each of the years ended December 31, 2005, 2004 and 2003, a total of 84,462,113 shares of the Company's common stock attributable to the conversion of the outstanding preferred shares were excluded from the calculation of diluted loss per share because the effect was anti-dilutive.

WEDDINGCHANNEL.COM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Three Months ended March 31, 2006 and 2005 (unaudited) and
Years ended December 31, 2005, 2004 and 2003

Segment Information

      The Company currently operates in one industry segment that includes the development and operation of its online and e-commerce site. The Company's management evaluates performance of this segment based on profit or loss from operations before income taxes not including extraordinary items and the cumulative effect of change in accounting principles.

Supplemental Cash Flow Information

      The Company paid minimal interest or income taxes during the three months ended March 31, 2006 and 2005, and for the years ended December 31, 2005, 2004 and 2003, respectively.

Recent Accounting Pronouncements

      In November 2004, the Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force (EITF) released Issue 03-13, “Applying the Conditions in Paragraph 42 of FASB Statement 144, Accounting for the Impairment or Disposal of Long-Lived Assets, in Determining Whether to Report Discontinued Operations.” To qualify as a discontinued operation, paragraph 42 of Statement 144 requires that the cash flows of the disposed component be eliminated from the operations of the ongoing entity and that the ongoing entity not have any significant continuing involvement in the operations of the disposed component after the disposal transaction. EITF Issue 03-13 provides guidance on how to interpret and apply the criteria in paragraph 42A (elimination of cash flows) and paragraph 42B (no significant continuing involvement) of Statement 144. EITF Issue 03-13 was effective for all periods beginning after December 15, 2004. The Company adopted EITF Issue 03-13 effective January 1, 2005.

      In November 2004, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 151, Inventory Costs, which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. SFAS No. 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS No. 151 did not have a material impact on the Company's operating results or financial position.

      In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, which eliminated the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. SFAS No. 153 will be effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 did not have a material impact on its operating results or financial position.

      In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment. SFAS No. 123(R) requires companies to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award. This Statement is effective for interim or annual reporting periods beginning after June 15, 2005 (January 1, 2006 for the Company). SFAS No. 123(R) has several methods for adopting this provision at the effective date and the Company has chosen the modified prospective method. The revised standard applies to all awards granted after December 31, 2005 and requires the recognition of compensation expense in the financial statements for all share-based payment transactions subsequent to that date. The revised standard also requires the prospective recognition of compensation expense in the financial statements for all unvested options after January 1, 2006. Moreover, the fair value of share-based payment awards (including employee stock option grants) will be recognized as expense in the statements of operations over the requisite service period of each award. SFAS 123(R) also changes the manner in which deferred taxes are recognized on

WEDDINGCHANNEL.COM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Three Months ended March 31, 2006 and 2005 (unaudited) and
Years ended December 31, 2005, 2004 and 2003

share-based payment awards, as well as the accounting for award modifications. The Company adopted SFAS No. 123(R) on January 1, 2006. During the three months ended March 31, 2006, the Company recorded $15,000 of stock based compensation in the consolidated statements of operations.

      In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections—A Replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. SFAS No. 154 also provides that (1) a change in method of depreciating or amortizing a long-lived nonfinancial asset be accounted for as a change in estimate (prospectively) that was affected by a change in accounting principle, and (2) correction of errors in previously issued financial statements shall be termed a “restatement.” SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

      In February 2006, the FASB issued FASB Statement No. 155, “Accounting for Certain Hybrid Financial Instruments.” This Statement amends FASB Statements No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” This statement resolves issues addressed in Statement No. 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” This statement: (a) permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, (b) clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement No. 133, (c) establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, (d) clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, (e) amends Statement 140 to eliminate the prohibition on a qualifying special purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006.

      In March 2006, the FASB issued FASB Statement No. 156, “Accounting for Servicing of Financial Assets.” Statement 156 amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” and requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to subsequently measure those servicing assets and servicing liabilities at fair value. This statement is effective for fiscal years beginning after September 15, 2006.

Note 3—Discontinued Operations

      In March 2006, the Company's Board of Directors approved a plan to discontinue the operations of WeddingBells Publications, Inc. (“WeddingBells”), a wholly-owned consolidated subsidiary. The decision was made due to the historical and projected continuing losses associated with the publication of the magazine. Magazine employees were notified of the closing of the magazine and their termination on March 21, 2006. The final issue, dated Summer 2006, was shipped and delivered to newsstands in March 2006. The Company determined that these operations meet the criteria to be classified as discontinued operations for the quarter ended March 31, 2006 in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” As a result of this disposition, the WeddingBells business has been segregated

WEDDINGCHANNEL.COM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Three Months ended March 31, 2006 and 2005 (unaudited) and
Years ended December 31, 2005, 2004 and 2003

from continuing operations and reported as discontinued operations in the accompanying consolidated financial statements for all periods presented. For the three months ended March 31, 2006, the WeddingBells discontinued operations recorded a loss of $1,345,000 on the Company's consolidated statement of operations. The company recorded $575,000 as of March 31, 2006 related to disposal activities and severence in accordance with SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” This amount is included in loss from discontinued operations in the Consolidated Statement of Operations.

      The components of the assets and liabilities for WeddingBells are included in the accompanying balance sheet as discontinued operations as of March 31, 2006, December 31, 2005 and 2004 (in thousands) are as follows:

		As of December 31,
	As of March 31, 2006	2005	2004
	(unaudited)
Accounts Receivable, net	$1,098	$1,551	$1,393

Current assets of discontinued operations	$1,098	$1,551	$1,393
Accounts Payable and Accrued Liabilities	1,267	950	1,171
Deferred Revenue	$150	$140	$192

Current liabilities of discontinued operations	$1,417	$1,090	$1,363

Note 4—Property and Equipment

      Property and equipment consist of the following (in thousands):

		As of December 31,
	As of March 31, 2006	2005	2004
	(unaudited)
Computer equipment and software	$7,842	$7,368	$4,575
Office equipment	244	244	244
Furniture and fixtures	242	131	132
Leasehold improvements	326	271	271

	8,654	8,014	5,222
Less: accumulated depreciation and amortization	4,965	4,673	3,970

	$3,689	$3,341	$1,252

Note 5—Investments in Unconsolidated Affiliates

      On March 3, 2006, Pictage, an unconsolidated affiliate, was sold to an unrelated third party. The Company received payment for its interest in Pictage in March 2006 in the amount of $8.6 million resulting in a cash gain of $6.5 million. An additional $1.7 million is in escrow and, subject to satisfaction of terms and conditions between the buyer and Pictage, the Company could receive an additional $0.6 million in August 2006, and $1.1 million in August 2007. The sale of Pictage included the Company's entire interest in Pictage. The Company recorded income (loss) from its investment in Pictage of $244,000, $(293,000), $(483,000), $97,000, and $0 for the three months ended March 31, 2006 and 2005 and for the years ended December 31, 2005, 2004, and 2003, respectively, based on the Company's 26.5% ownership interest.

      The Company has a 25% investment in PIC Web Services, Inc. (“PIC”). The balance of the Company's investment in PIC at March 31, 2006, December 31, 2005 and 2004 totals $148,000, $153,000 and $175,000, respectively and has been classified on the consolidated balance sheet under

WEDDINGCHANNEL.COM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Three Months ended March 31, 2006 and 2005 (unaudited) and
Years ended December 31, 2005, 2004 and 2003

the caption “investment in unconsolidated affiliates.” The Company accounted for its 25% interest using the equity method. The Company has recorded loss from its investment in PIC of ($5,000), $(7,000), $(22,000), $(2,000), and $0 for the three months ended March 31, 2006 and 2005 and the years ended December 31, 2005, 2004 and 2003, respectively.

Note 6—Recapitalization

      On March 23, 2004, the Company's management presented a plan of recapitalization to the board of directors (Board) of the Company. The Board resolved that it was advisable and in the best interest of the Company and its stockholders to effect the recapitalization after due consideration of (i) the recapitalization plan, (ii) various alternatives presented to the Board, and (iii) an opinion of Capital Run, LLC, an independent financial analysis and valuation firm. On April 8, 2004, the Company received the approval of its stockholders to (i) amend and restate the Company's Amended and Restated Certificate of Incorporation (Charter) and (ii) amend the 1999 Plan, in each case as necessary to implement the Recapitalization.

      Pursuant to the terms of the Recapitalization:

•	The Charter was amended and restated to (i) reduce the aggregate liquidation preference of the Company's authorized preferred stock from $120,275,000 to $40,000,000 (a 66.743% reduction), (ii) effect a “reverse split” on the common stock of the Company, whereby each outstanding share of common stock was converted into .332572 shares of common stock (also a 66.743% reduction per share), and (iii) eliminate all provisions relating to the Company's authorized but unissued Series M Preferred Stock, which series was previously authorized in connection with the Company's Employee Sale Bonus Pool (Bonus Pool). All Preferred Stock continues to be convertible into one share of common stock following the reverse stock split.

•	The Bonus Pool was eliminated.

•	The 1999 Plan was amended to increase the maximum number of shares that can be issued under the plan to 25,500,000 shares.

•	The Company issued to management and other eligible employees (i) 10,058,302 shares of restricted Common Stock equal to approximately 8.5% of the Company's post-Recapitalization, fully diluted equity, together with tax “gross-up” payments aggregating approximately $300,000 and (ii) incentive stock options to purchase 9,712,898 shares of the common stock equal to approximately 9.5% of the Company's post-Recapitalization, fully diluted equity. Such ISOs were granted under the 1999 Plan, at an exercise price of $0.034 per share.

Note 7—Employee Benefit Plan

      The Company has a 401(k) employee benefit plan covering eligible employees whereby the Company will match employee contributions up to an amount generally determined annually by the Board of Directors. The Company's contributions to the plan were approximately $0, $0, $65,000, $52,000 and $0 for the three months ended March 31, 2006 and 2005 and for the years ended December 31, 2005, 2004 and 2003, respectively.

Note 8—Income Taxes

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for

WEDDINGCHANNEL.COM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Three Months ended March 31, 2006 and 2005 (unaudited) and
Years ended December 31, 2005, 2004 and 2003

income tax purposes. There have been no significant changes in the components of the net deferred tax asset during the three months ended March 31, 2006.

      The following table shows the primary components of the Company's deferred tax assets and liabilities at December 31, 2005 and 2004:

	December 31,
	2005	2004
	(in thousands)
Deferred tax assets:
Net operating loss carryforwards	$28,989	$24,581
Intangible assets	360	397
Accrued expenses	573	667
Allowance for doubtful accounts and reserve for returns	65	—
Other	156	94

Total deferred tax assets	30,143	25,739
Deferred tax liabilities:
Fixed assets	(26)	(36)

Total deferred tax liabilities	(26)	(36)

Net deferred tax assets	30,117	25,703
Valuation allowance	(30,117)	(25,703)

Total net deferred tax	$—	$—

      Due to the uncertainty surrounding the timing of realizing the net deferred tax assets in future tax returns, the Company has recorded a full valuation allowance on its net deferred tax assets. At December 31, 2005 and 2004, the Company has net operating losses for federal and state income tax purposes of approximately $76,000,000, $68,000,000 and $56,000,000, $44,100,000, respectively. The net operating loss and credit carryforwards will expire at various dates beginning in 2006 through 2025 if not utilized. The Company also has acquired federal net operating loss carryforwards of approximately $22,000,000 related to the acquisition of Della.com, Inc. in 2000. The value of these losses has not been included in the above deferred tax assets schedule as future tax benefits related to this asset may be subject to limitations or completely lost under the ownership change rules of Section 382 of the U.S. Internal Revenue Code.

      As a result of net operating losses, the provision for income taxes consists solely of minimum state and federal taxes and is included in general and administrative expense.

Note 9—Stockholders' Equity

      The Company has authorized capital stock consisting of 180,000,000 shares of common stock and 133,844,083 shares of preferred stock of which 20 million shares are undesignated, each with a par value of $0.0001 per share. The undesignated preferred stock may be designated by the Board of Directors to provide for the issuance thereof in one or more series, and to fix for such series the voting powers, designations, preferences and relative, participating, optimal or other special rights and such qualifications, limitations or restrictions thereof as set forth in a resolution adopted by the Board of Directors. The following table is presented to summarize the common and preferred stock issued at March 31, 2006, December 31, 2005 and 2004:

WEDDINGCHANNEL.COM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Three Months ended March 31, 2006 and 2005 (unaudited) and
Years ended December 31, 2005, 2004 and 2003

	Shares Authorized	Shares Issued
Common Stock	180,000,000	16,086,496
Convertible Preferred Stock:
Series A	3,000,000	3,000,000
Series B	1,300,000	1,231,627
Series C	3,010,029	3,010,029
Series D	9,000,000	8,216,927
Series E	12,397,483	12,397,483
Series F	16,365,778	9,487,112
Series G	13,397,345	9,842,345
Series H	4,451,857	4,451,857
Series I	10,016,678	9,571,492
Series J	10,676,445	10,426,445
Series K	21,696,811	10,178,053
Series L	3,531,657	2,648,743
Series N	5,000,000	—

	113,844,083	84,462,113

      Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, and Series N Preferred Stock (collectively, the Preferred Stock), shall be convertible into one share of common stock, respectively, subject to adjustment based on certain future equity issuances, stock splits and stock combinations.

      In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive on a pari passu basis, prior to and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of common stock, an amount equal to $0.0249 per share (Series A), $0.0770 per share (Series B), $0.1094 per share (Series C), $0.1619 per share (Series D), $0.3487 per share (Series E), $0.3487 per share (Series F), $0.9977 per share (Series G), $0.0747 per share (Series H), $0.1494 per share (Series I), $0.7097per share (Series J), $0.7097 per share (Series K), $0.9801 per share (Series L), and $0.3658 per share (Series N) for each share of preferred stock then held by them, and, in addition, an amount equal to all declared but unpaid dividends on each such share of preferred stock. If upon such liquidation, dissolution or winding up of the Company, the assets of the Company distributable pursuant to the preceding sentence are insufficient to provide for the cash payment described above in full to the holders of the preferred stock, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the preferred stock in proportion to the full preferential amount to which such holder is entitled.

      After the payment or setting aside for payment to the holders of the preferred stock of the preferential amounts payable to them, each share of common stock shall be entitled to receive a pro rata portion of the remaining assets of the Company.

      Each share of the preferred stock is entitled to one vote for each share of common stock into which such share of preferred stock could be converted. Except as required by law or as otherwise set forth in the Company's Charter, all shares of preferred stock and all shares of common stock vote together, as a single class.

      In December 1996, the Company adopted the 1996 Stock Plan (the 1996 Plan), which provided for the granting of options to purchase up to 2,000,000 shares of common stock of the

WEDDINGCHANNEL.COM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Three Months ended March 31, 2006 and 2005 (unaudited) and
Years ended December 31, 2005, 2004 and 2003

Company. Under the terms of the 1996 Plan, options may be granted to officers, directors, employees, consultants and advisors of the Company.

Note 10—Stock-Based Compensation

      Options granted to nonemployees are recorded at the value of negotiated services received. Options granted under the 1996 Plan may be Incentive Stock Options (ISO) or Nonstatutory Stock Options (NSO) or Stock Purchase Rights. An ISO can be granted only to employees. An ISO will have the terms stated in the option agreement, provided, however, that the term shall be no more than ten years from the date of grant and the exercise price shall be no less than 100% of fair market value. ISO's granted to an employee, who at the time of grant of such option, owns stock representing more than 10% of the voting power of all classes of stock of the Company, shall have an exercise price equal to no less than 110% of fair market value, and a term of no more than five years from the date of grant. NSOs and Stock Purchase Rights may be granted to employees and consultants. NSOs shall have a term of no more than ten years from the date of grant and an exercise price of no less than 85% of fair market value per share on the date of grant. NSOs granted to a person, who at the time of grant of such option, owns stock representing more than 10% of the voting power of all classes of stock of the Company, shall have an exercise price of no less than 110% of fair market value. As of December 31, 1998, the Company determined that it will no longer issue any options under the 1996 Plan.

      In April 1999, the Company established the 1999 Omnibus Stock Incentive Plan (the 1999 Plan). The 1999 Plan provides for 22,400,000 shares of common stock to be reserved and available for issuance under the 1999 Plan to officers, directors, employees, consultants and advisors of the Company. As a result of the Recapitalization, the 1999 Plan was amended to increase the maximum number of shares that can be issued thereunder to 25,500,000 (see Note 6).

      The exercise price and length of term of stock options under the 1999 Plan are consistent with those of the 1996 Plan. Options under the 1999 Plan vest over a four-year period.

      In October 2000, the Company executed an amendment to the stock option agreement with certain employees to re-price certain stock options granted in April 1999 through December 1999. The exercise price of such options was reduced from $1.05 per share to $0.30 per share to reflect the fair market value per share as of the date of the reduction in price. An aggregate of 1,426,190 options to purchase shares of common stock were affected by the re-pricing. In accordance with FASB Interpretation (“FIN”) No. 44, Accounting for Certain Transactions involving Stock Compensation, the Company began applying variable accounting to these options. However, there were no fluctuations in the intrinsic value of these options that would have resulted in compensation expense for the three months ended March 31, 2006 and 2005 and for the years ended December 31, 2005, 2004 and 2003.

      In April 2004, the Company underwent a Recapitalization. Detailed information on the Recapitalization can be found in Note 6. In December 2005, certain members of senior management voluntarily agreed to cancel 720,379 options (number of options after the Recapitalization adjustment).

      As of March 31, 2006, December 31, 2005 and 2004, the Company had 5,792,486, 5,439,920 and 5,000,795 shares of common stock available for grant under the 1999 Plan, respectively.

WEDDINGCHANNEL.COM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Three Months ended March 31, 2006 and 2005 (unaudited) and
Years ended December 31, 2005, 2004 and 2003

	Number of Shares*	Range of Exercise Prices*	Weighted Average Exercise Price*
Outstanding at December 31, 2003	5,008,592	0.90–3.16	1.29
Granted	10,018,844	0.03	0.03
Exercised	—	—	—
Cancelled	(3,619,825)	0.03–3.16	0.94

Outstanding at December 31, 2004	11,407,611	0.03–3.16	0.30
Granted	464,000	0.03	0.03
Exercised	(150,807)	0.03	0.03
Cancelled	(720,379)	0.03–3.16	0.10

Outstanding at December 31, 2005	11,000,425	0.03–3.16	0.30
Granted	—	—	0.03
Exercised	(488,212)	0.03	0.03
Cancelled	—	—	—

Outstanding at March 31, 2006	10,512,213	0.03–3.16	0.30

* Number of shares and per share data have been adjusted for the reverse stock split that occurred on April 8, 2004.

      As of March 31, 2006, December 31, 2005 and 2004, 7,843,424, 7,855,741 and 5,985,126 shares subject to the stock options outstanding were exercisable, respectively. The weighted average remaining life of options exercisable as of March 31, 2006, December 31, 2005 and 2004 was 6.0, 6.4 and 8.4 years, respectively.

      In May 2005, Family Skills, Inc established the 2005 Stock Incentive Plan (the “Plan”) for its officers, directors, employees, consultants and advisors of the Company. The Plan provides for 413,781 shares of common stock to be reserved and available for issuance under the Plan. The option period is not to exceed ten years from the date the option is granted.

      Options granted under the Plan may be Incentive Stock Options (ISO) or Non-Qualified Stock Options (NSO). Employees or officers, including directors who are also officers of the Company can be granted ISO, or NSO or both. Consultants or advisors and directors who are not also officers of Family Skills, Inc. can only be granted NSO. An ISO will have the terms stated in the option agreement, provided, however, that the term shall be no more than ten years from the date of grant and the exercise price of each option shall not be less than 100% of the fair market value of a share of common stock on the date of grant. ISO's granted to an employee, who at the time of grant of such option, owns more than 10% of the combined voting power of all classes of stock of Family Skills, Inc. or of any Parent or Subsidiary, shall have an exercise price not less than 110% of the fair market value of the stock on the date of grant and option term no more than five years from the date of grant. NSOs shall have a term of no more than ten years from the date of grant and an exercise price of no less than 85% of fair market value per share on the date of grant.

      As of March 31, 2006 and December 31, 2005, Family Skills, Inc. had 281,372 shares of common stock options available for grant under the 2005 Incentive Plan.

WEDDINGCHANNEL.COM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Three Months ended March 31, 2006 and 2005 (unaudited) and
Years ended December 31, 2005, 2004 and 2003

	Number of Shares	Exercise Price*	Weighted Average Exercise Price
Outstanding at December 31, 2004	—	$—	$—
Granted	132,409	1.05	1.05
Exercised	—	—	—
Cancelled	—	—	—

Outstanding at December 31, 2005	132,409	$1.05	$1.05
Granted	—	—	—
Exercised	—	—	—
Cancelled	—	—	—

Outstanding at March 31, 2006	132,409	$1.05	$1.05

      As of March 31, 2006 and December 31, 2005, no shares subject to the stock options outstanding were exercisable. The weighted average remaining life of options exercisable as of March 31, 2006 and December 31, 2005 was 9.26 and 9.46, respectively.

Note 11—Related Party Transactions

      Certain of the Company's registry partners that have paid commissions to the Company are also equity owners of the Company and have appointed representatives to the Company's Board of Directors. The total amount paid to the Company was $1,100,000, $1,037,000, $6,229,000, $5,404,000 and $4,860,000 for the three months ended March 31, 2006 and 2005, and for the years ended December 2005, 2004 and 2003, respectively.

      The Company has granted stock options and paid salary and other standard benefits to Officers of the Company in the ordinary course of business. The total amount paid to officers of the Company was $512,000, $380,000, $787,000, $1,314,000 and $826,000 for the three months ended March 31, 2006 and 2005, and for the years ended December 31, 2005, 2004 and 2003, respectively.

      The Company provided advertising service for its minority interest owner Pictage. The total revenue earned from such service was $70,000, $103,000, $286,000 and $130,000 for the three months ended March 31, 2006 and 2005 and for the years ended December 31, 2005 and 2004, respectively (See Note 5).

Note 12—Commitments and Contingencies

Leases

      The Company leases its facilities under non-cancelable operating leases. Future minimum lease payments under non-cancelable operating leases at December 31, 2005 were as follows:

As of December 31, 2005
2006	$331,019
2007	312,472
2008	280,282
2009	285,527
2010	47,843

$1,257,143

WEDDINGCHANNEL.COM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Three Months ended March 31, 2006 and 2005 (unaudited) and
Years ended December 31, 2005, 2004 and 2003

      Total rent expense related to these leases amounted $164,000 and $131,000 for the three months ended March 31, 2006 and 2005, respectively, and $566,000, $477,000, and $508,000 for the years ended December 31, 2005, 2004 and 2003, respectively.

Litigation

      On September 19, 2003, the Company filed a lawsuit against The Knot, Inc. (“The Knot”) in Federal Court. The complaint alleges The Knot's actions in connection with their development, implementation, and continued operation of a “gift registry locator” on their website (i) infringe upon the Company's U.S. Patent 6,618,753, for “Systems and Methods for Providing Internet Accessible Registries,” (ii) violate the U.S. Computer Fraud and Abuse Act, (iii) violate the California Computer Crime Law, (iv) breach the Company website's terms of use, (v) constitute a civil trespass, (vi) violate the Lanham Act, and (vii) constitute unfair competition under common law.

      On October 14, 2003, The Knot filed and served their Answer and Counterclaims, which, among other things, alleges that the Company and/or its employee's actions in connection with certain advertising and other activities (i) constitute unfair competition, false advertising, and false designation under federal law, (ii) constitute trade name, trademark and service mark infringement, unfair competition, false advertising, and misappropriation under common law, (iii) violate New York General Business Law, (iv) breach their website's terms of use, (v) constitute a tortuous interference with The Knot's business relationships, and (vi) violate the U.S. Computer Fraud and Abuse Act. Their answer also seeks declaration of patent non-infringement, invalidity, unenforceability (due to the inequitable conduct), and exceptional case.

      On October 14, 2003, The Knot filed and served their Answer and Counterclaims against the Company. On November 3, 2003, the Company replied to The Knot's counterclaims, denying them. On August 19, 2005, by stipulation of the parties, the issues in the case were reduced to: (i) The Company's assertions of infringement of claims 1 and 35 of the ‘753 patent, and The Knot's defenses to those assertions; (ii) The Company's assertions of violation of the Federal Computer Fraud and Abuse statute and the California Computer Crime Law; and (iii) The Knot's assertions of violation of the Federal Computer and Abuse statute.

      The Knot has filed a series of summary judgment motions seeking to dismiss entirely and/or limit the Company's claims for patent infringement, and the Company filed certain “cross-motions” for summary judgment concerning certain of The Knot's defenses. These motions were argued before the Court on September 28 and October 19, 2005 and have not yet been decided. On January 17, 2006, the Court granted the parties' joint request to stay this litigation until March 13, 2006 and on May 19, 2006, the Court granted the parties' joint request to continue the stay.

      The Company believes The Knot's counterclaims are wholly without merit and will vigorously defend such counterclaims.

      Although the ultimate outcome of these matters is not currently determinable, management does not expect that they will have a material adverse effect on the Company's financial position, results of operations or cash flows.

      The Company is involved in certain legal matters that have arisen in the normal course of business. Although the ultimate outcome of these matters is not currently determinable, management does not expect that they will have a material adverse effect on the Company's financial position, results of operations or cash flows.

WEDDINGCHANNEL.COM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Three Months ended March 31, 2006 and 2005 (unaudited) and
Years ended December 31, 2005, 2004 and 2003

Note 13—Subsequent Event

      On June 5, 2006, the Company entered into a definitive Agreement and Plan of Merger and Reorganization (the “Agreement”) with The Knot (NASDAQ:KNOT) pursuant to which the Company will become a wholly-owned subsidiary of The Knot (the “Merger”). Under the terms of the Agreement, The Knot must use its reasonable best efforts to pay $57,925,000 in cash, subject to adjustment, and issue 1,150,000 shares of its common stock in exchange for all of the capital stock and stock options of the Company. Alternatively, in the event The Knot is unable to finance the $57,925,000 in cash after using its reasonable best efforts to do so, The Knot will pay $28,000,000 in cash, subject to adjustment, and issue 3,200,000 shares of its common stock in exchange for all of the capital stock and stock options of the WeddingChannel. An adjustment will be made to the cash portion of the purchase price if WeddingChannel's working capital is greater or less than $10,000,000 at closing. The Merger is subject to customary closing conditions, including stockholder and regulatory approvals, and is currently expected to close in the third quarter of 2006.